EXHIBIT 10.2


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                          STRATEGIC ALLIANCE AGREEMENT


                                     between

                           Iron Mountain Incorporated,

                            Iron Mountain UK Limited,
                        Britannia Data Management Limited
                                       and
                               Mentmore Abbey plc



                           dated as of January 4, 1999



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


                                TABLE OF CONTENTS

                                                                                                 Page

ARTICLE I
              DEFINITIONS AND INTERPRETATION........................................................2
                  1.1  Defined Terms................................................................2
                  1.2  Interpretation...............................................................9

ARTICLE II
              SCOPE OF ACTIVITIES..................................................................10
                  2.1  Articles....................................................................10
                  2.2  Capital Contributions and Loans.............................................10
                  2.3  Scope of Activities.........................................................10
                  2.4  Exclusivity.................................................................11
                  2.5  Service Agreements; Other Agreements........................................13

ARTICLE III
              DIVIDENDS............................................................................14
                  3.1  Declaration of Dividends....................................................14

ARTICLE IV
              CAPITALIZATION; FINANCING............................................................14
                  4.1  Debt Financing..............................................................14
                  4.2  Equity Financing............................................................14
                  4.3  Budget......................................................................14
                  4.4  Pledge of Shares............................................................15

ARTICLE V
              CORPORATE GOVERNANCE.................................................................15
                  5.1  Composition of the Board....................................................15
                  5.2 Appointment and Removal of Members of the
                           Britannia Board.........................................................16
                  5.3  Frequency and Place of Board Meetings.......................................16
                  5.4  Voting and Delegation of Voting Authority...................................16
                  5.5  Special Meetings............................................................16
                  5.6  Notice of Board Meetings....................................................16
                  5.7  Quorum; Telephonic Meetings.................................................17
                  5.8  Unanimous Written Consent...................................................17
                  5.9  Remuneration................................................................17
                  5.10  Decisions and Actions at Meetings of the
                           Britannia Board.........................................................17
                  5.11  Unanimous Approval.........................................................19


                                       -i-


                  5.12  Auditors...................................................................20
                  5.13  Fair Value Determination...................................................20
                  5.14  Management Reporting.......................................................20
                  5.15  Financial Statements.......................................................20

ARTICLE VI
              DEFAULT IN PAYMENT...................................................................21
                  6.1  Payment Default.............................................................21
                  6.2  Cure of Payment Default.....................................................21

ARTICLE VII
              SHAREHOLDER VOTES; SHARE TRANSFERS...................................................21
                  7.1  Shareholder Votes...........................................................21
                  7.2  Shareholder Approval........................................................21
                  7.3  Breach or Violation.........................................................22
                  7.4  Bankruptcy..................................................................23
                  7.5  Change of Control...........................................................24
                  7.6  Share Acquisition in the Event of Breach, Bankruptcy
                           or Change of Control....................................................24
                  7.7  Transfer Mechanics..........................................................26
                  7.8  Deadlock....................................................................28
                  7.9  Other Transfers.............................................................30
                  7.10  Other Transfer Conditions..................................................30

ARTICLE VIII
              REPRESENTATIONS AND WARRANTIES.......................................................31
                  8.1  Representations and Warranties of Each Party................................31
                  8.2  Survival....................................................................31

ARTICLE IX
              GOVERNING LAW; DISPUTE RESOLUTION....................................................32
                  9.1  Governing Law...............................................................32
                  9.2  Conciliation................................................................32
                  9.3  Arbitration.................................................................32
                  9.4  Survival....................................................................34

ARTICLE X
              TERMINATION..........................................................................34
                  10.1  Termination Upon Unanimous Agreement.......................................34
                  10.2  Termination Upon Failure of Certain Conditions.............................34
                  10.3  Consequences of Termination................................................34


                                      -ii-






ARTICLE XI
              CONFIDENTIALITY......................................................................34
                  11.1  Confidentiality Obligation.................................................34
                  11.2  Definition of Confidential Information.....................................35
                  11.3  Disclosure Required by Law or Court Order..................................35
                  11.4  Use of Confidential Information............................................35

ARTICLE XII
              ADDITIONAL REPRESENTATION AND OBLIGATIONS............................................36
                  12.1  Representation of the Parent...............................................36
                  12.2  Covenant of the Parent.....................................................36
                  12.3  Indemnification............................................................36
                  12.4  Shareholder Covenant.......................................................36

ARTICLE XIII
              MISCELLANEOUS........................................................................36
                  13.1  Fees and Expenses..........................................................36
                  13.2  Amendment and Modification.................................................36
                  13.3  Survival of Representations and Warranties.................................37
                  13.4  Notices....................................................................37
                  13.5  Counterparts...............................................................38
                  13.6  Entire Agreement; No Third Party Beneficiaries.............................38
                  13.7  Severability...............................................................38
                  13.8  Time of Essence............................................................39
                  13.9  Extension; Waiver..........................................................39
                  13.10  Assignment................................................................39
                  13.11  Headings..................................................................39
                  13.12  Section References........................................................39
                  13.13  Relationship Between the Parties..........................................39
                  13.14  Voting....................................................................40
                  13.15  News Releases.............................................................40
                  13.16  Precedence of Agreement...................................................40

[Exhibits Omitted]

EXHIBIT A

              AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF
              BRITANNIA.......................................................................Ex. A-1

EXHIBIT B
              IT LICENSE AGREEMENT ...........................................................Ex. B-1

EXHIBIT C
                  EXISTING ARM LEASE ARRANGEMENT..............................................Ex. C-1




                                      -iii-



EXHIBIT D

              CONSORTIUM TAX SHARING AGREEMENT................................................Ex. D-1

EXHIBIT E

               MENTMORE EXCLUSIVE SELF-STORAGE REGION.........................................Ex. E-1

EXHIBIT F

              IM EXCLUSIVE RECORDS MANAGEMENT REGION..........................................Ex. F-1

EXHIBIT G

              BRITANNIA RECORDS MANAGEMENT /
              RIGHT OF FIRST REFUSAL REGION.......................................................G-1

EXHIBIT H

              AGREED ACCOUNTING POLICIES..........................................................H-1

EXHIBIT I

              DEED OF ADHERENCE...............................................................Ex. I-1

EXHIBIT J

              SHARE OPTION PLANS..............................................................Ex. J-1


                          STRATEGIC ALLIANCE AGREEMENT


                  THIS STRATEGIC  ALLIANCE  AGREEMENT (the  "Strategic  Alliance
Agreement") is made as of this 4th day of January, 1999, by and between Iron Mountain (U.K.) Ltd ("IM"), a company registered in England and Wales, having its registered office at c/o 10 Garretts, 180 Strand, London, WC2R 2NN; Iron Mountain Incorporated, a corporation organized under the laws of the State of Delaware, having its principal executive office at 745 Atlantic Avenue, 10th Floor, Boston, Massachusetts 02111-2735 (the "Parent"); Britannia Data Management Limited, a company registered in England and Wales, whose registered office is at 7 Abbey Business Centre, Ingate Place, London SW8 3NS ("Britannia"); and Mentmore Abbey plc ("Mentmore"), a company registered in England and Wales, whose registered office is at 7 Abbey Business Centre, Ingate Place, London SW8 3NS. Each of IM and Mentmore is sometimes referred to herein as a "Shareholder," and collectively as the "Shareholders." Each of the Shareholders, the Parent and Britannia is sometimes referred to individually as a "Party" and collectively as the "Parties."

                  WHEREAS, the Parent and Mentmore have entered into a Transaction Agreement dated December 2, 1998 (the "Transaction Agreement"), and Britannia and IM have entered into a Subscription Agreement dated December 1, 1998 pursuant to which agreements IM has acquired fifty point one percent (50.1%) of the issued share capital of Britannia in a series of transactions more particularly described in such Transaction Agreement; and

                  WHEREAS, pursuant to the Transaction Agreement, Arcus Data Security Limited ("Arcus"), previously a Wholly Owned Subsidiary (as defined herein) of the Parent registered in England and Wales, has been reorganized as a Wholly Owned Subsidiary of Britannia, and, pursuant to an agreement relating to the sale of the records management of Abbey Storage Limited ("Abbey") made between Abbey and Britannia dated December 1, 1998, the records management business and assets of Abbey (operating as a division of Abbey under the name Abbey Records Management ("ARM")), have been transferred to British Data Management Limited ("BDM"), a Wholly Owned Subsidiary of Britannia registered in England and Wales; and

                  WHEREAS, the Shareholders intend for Britannia to develop and expand the Records Management Business (as defined herein) throughout the United Kingdom; and

                  WHEREAS, the Parties have decided to enter into this strategic alliance (the "Strategic Alliance") for the development and expansion of the Records Management Business in the United Kingdom; and

                  WHEREAS, the Shareholders (or their Affiliates) will enter into various support, service, Intellectual Property and other agreements with Britannia as part of their Strategic Alliance;

                  NOW, THEREFORE, in consideration of the mutual promises made herein, the Parties hereto agree as follows:


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                  1.1 Defined Terms. Capitalized terms used in this Agreement shall have the meanings specified in this Article I or as defined elsewhere in this Agree ment (such meanings to be equally applicable to the singular and plural forms thereof).

                  "Abandonment" shall have the meaning specified in Section 2.4(b).

                  "Affiliate" shall mean a person who, with respect to a specified person, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the person specified.

                  "Agreed   Accounting   Policies"  shall  mean  the  accounting
policies in effect as of October 31, 1998, including but not limited to those set forth on Exhibit H hereto.

                  "Agreement" shall mean this Strategic Alliance Agreement, together with all Exhibits hereto (including without limitation the Articles), as amended or supplemented from time to time.

                  "Articles" shall have the meaning specified in Section 2.1(a).

                  "Auction Notice" shall have the meaning specified in Section 7.8(c).

                  "Bankrupt  Shareholder"  shall have the meaning  specified  in
Section 7.4(a).

                  "Bankruptcy Buy-Out Notice" shall have the meaning specified in Section 7.4.(a).

                  "Beneficial Owner" shall mean, with respect to any shares or other securities, any Person (a) who directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security; (b) who directly or indirectly creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade any applicable legal reporting requirements with respect to such security; or (c) who has the right to acquire beneficial ownership (as defined in (a) above) within sixty (60) days, including but not limited to any right to acquire such security (i) through the exercise of any option, warrant or right; (ii) through the conversion of a security;
(iii) pursuant to the power to revoke a trust, discretionary account, or similar arrangement; or (iv) pursuant to the automatic termination of a trust, discre tionary account or similar arrangement.

                  "Bid Appraiser" shall have the meaning specified in Section 7.8(c).

                  "Breach" shall have the meaning specified in Section 7.3(a) hereof.

                  "Breach  Buy-Out  Notice" shall have the meaning  specified in
Section 7.3(a).

                  "Breach Notice" shall have the meaning specified in Section 7.3(a).

                  "Breaching  Shareholder"  shall have the meaning  specified in
Section 7.3(a).

                  "Britannia Board" shall mean the board of directors of Britannia from time to time.

                  "Budget" shall mean the initial capital and operating budget of Britannia as agreed among the Shareholders and Britannia's annual capital and operating budget as approved by the Britannia Board from time to time.

                  "Business Day" shall mean a day of the year on which banks are not required or authorized to close in New York, New York or London, England.

                  "Business Plan" shall mean the initial business plan of Britannia as agreed among the Shareholders and Britannia's annual business plan as approved by the Britannia Board from time to time.

                  "Buy-Out  Appraiser"  shall  have  the  meaning  specified  in
Section 7.6(a).

                  "Buy-Out Notice" shall mean a Breach Buy-Out Notice, a Bankruptcy Buy-Out Notice, a Change of Control Buy-Out Notice or a Buy-Out Notice provided pursuant to Section 7.6(a).

                  "Buy-Out Price" shall have the meaning specified in Section 7.6(a).

                  "Chairman" shall have the meaning specified in Section 5.5.

                  "Change of Control" shall mean in respect of the Parent or Mentmore, the occurrence of any of the following events: (a) the Parent or Mentmore, as the case may be, merges with or into, another entity or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, other than any such transaction in which, immediately after such transaction, the holders of common stock of the Parent or the ordinary share capital of Mentmore, as the case may be, are entitled to exercise, directly or indirectly, at least a majority of the voting rights attaching to the capital stock of the surviving or transferee Person; (b) any Person taken together with any Person or Persons acting in concert, (as such term is defined in the City Code on Take-Overs and Mergers (the "Code")), with such Person acquiring 50% or more of the issued ordinary share capital of Mentmore or 50% or more of the issued and outstanding common stock of the Parent following an offer by such Person or Persons to acquire the whole or part of the issued ordinary share capital of Mentmore or the Parent, (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors (together with any new directors whose election to such board of directors, or whose nomination for election by the stockholders of the Parent or the shareholders of Mentmore, as the case may be, was approved by a vote of sixty-six and two thirds percent (66 2/3%) of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previ ously approved), cease for any reason to constitute a majority of the board of directors then in office; or (d) any Wholly Owned Subsidiary of the Parent or Mentmore, as the case may be, that holds Shares on the date hereof or as a result of a transfer consistent with Section 7.10(b) ceases to be a Wholly Owned Subsidiary of the Parent or Mentmore, as the case may be.

                  "Change of Control Buy-Out Notice" shall have the meaning speci fied in Section 7.5.

                  "Change  of  Control   Shareholder"  shall  have  the  meaning
specified in Section 7.5.

                  "Conciliation  Committee" shall have the meaning  specified in
Section 9.2(a).

                  "Confidential Information" shall have the meaning specified in
Section 11.2.

                  "Deadlock" shall mean a failure of the Shareholders to agree upon a course of action in relation to any matter that requires the unanimous decision of the Britannia Board and/or the Shareholders (other than any matter relating to the date or place of meetings of the Britannia Board or any decision relating to a change in or expansion of Britannia's existing lines of business pursuant to Section 5.10(h)), after such matter has been considered by the Conciliation Committee in accordance with the procedure set forth in Section 9.2(a).

                  "Default Notice" shall have the meaning specified in Section 6.1.

                  "Default Rate" shall mean the lesser of (a) LIBOR plus five percent (5%) and (b) the highest rate of interest permitted by applicable law.

                  "Defaulting  Shareholder"  shall have the meaning specified in
Section 6.1.

                  "Dispute" shall have the meaning specified in Section 9.2(a).

                  "Dual  Board  Member"  shall  have the  meaning  set  forth in
Section 5.1.

                  "Equity Cap" shall have the meaning set forth in Section 4.2.

                  "Equity Valuation" shall have the meaning set forth in Section 7.8(c) hereof.

                  "Extraordinary Dividends" shall mean any dividends in excess of Ordinary Dividends.

                  "Initial Designation Period" shall have the meaning specified in Section 7.6(a).

                  "Initial Offer" shall have the meaning specified in Section 7.9(a) hereof.

                  "Initial  Offer  Period"  shall have the meaning  specified in
Section 7.9(a).

                  "Intellectual  Property"  shall have the meaning  specified in
Section 9.1 of the Transaction Agreement.

                  "Law" shall mean any law, rule, regulation, decree, interpretation, enforcement policy or policy statement (whether or not published or having the force of law), including the rules of the Stock Exchange, the Takeover Code or any US Exchange or quotation system.

                  "Majority  Approval"  shall  have  the  meaning  specified  in
Section 5.11.

                  "Material" or "Materially" shall mean that a fact, event, action, obligation or provision of this Agreement is of sufficient importance that a reason able person would take it into account in judging his economic or legal interest.

                  "Nonbankrupt Shareholder" shall have the meaning specified in
Section 7.4(a).

                  "Nonbreaching Shareholder" shall have the meaning specified in
Section 7.3(a).

                  "Non-Change of Control Shareholder" shall have the meaning specified in Section 7.5.

                  "Nondefaulting Shareholder" shall mean any Shareholder that is not a Defaulting Shareholder.

                  "Non-Transferring   Shareholder"   shall   have  the   meaning
specified in Section 7.9(a).

                  "Nonwithdrawing Shareholder" shall mean any Shareholder that is not a Withdrawing Shareholder.

                  "Option Exercise  Notice" shall have the meaning  specified in
Section 7.6(a).

                  "Ordinary Dividends" shall mean any dividends not in excess of Britannia's profit after tax for the most recently completed financial year less the amounts of anticipated capital expenditures and amounts required for working capital purposes, in each case as specified in the Budget for the financial year in which such dividends are declared.

                  "Party" shall have the meaning specified in the Preamble.

                  "Person" shall mean an individual,  corporation,  partnership, joint venture,  trust,  unincorporated  organization  or any other  juridical or non-juridical entity, or a sovereign state or any agency or political subdivision thereof.

                  "Purchasing  Shareholder"  shall have the meaning specified in
Section 7.8(c).

                  "Records Management Business" shall mean (i) the provision of records management and related services including storage for all major media (including paper, computer disks and tapes, microfilm and microfiche, master audio and video tapes, film and optical disks, X-rays and blueprints), records-related services (including courier pick-up and delivery, filing, retrieval, copying and destruction), related database management, customized reporting and disaster recovery support and (ii) any other business engaged in by Britannia from time to time that has an annual turnover of no less than two and one half million pounds ((pound)2,500,000) or represents at least five percent (5%) of Britannia's aggregate turn over, whichever is lower.

                  "Rejection Notice" shall have the meaning specified in Section 7.6(b).

                  "Related  Transaction"  shall have the  meaning  specified  in
Section 2.4(b) hereof.

                  "Related Transaction Market" shall mean the area within a radius of 20 miles around any particular location or locations in which a Related Transaction is to be effected (excluding any area within such radius resulting from the crossing of any national boundaries), or such other area as the Britannia Board shall define with Unanimous Approval at a Related Transaction Meeting.

                  "Related Transaction Meeting" shall have the meaning specified in Section 2.4(b).

                  "Right of First Refusal"  shall have the meaning  specified in
Section 2.4(b).

                  "Self-Storage Business" shall mean the provision of storage or space for such purposes as customers may require, which (for the avoidance of doubt) may include storage of customers' records together with the provision of limited assis tance in servicing such records, provided that the primary purpose of such business shall be the provision of self-service storage space and that such business shall not be marketed as serviced records management.

                  "Shareholder"   shall  have  the  meaning   specified  in  the
Preamble.

                  "Shares" shall mean the issued ordinary shares of 10p each in the capital of Britannia.

                  "Special Meeting"shall have the meaning specified in Section 5.5.

                  "Stock Exchange" shall mean the London Stock Exchange Limited.

                  "Subsequent Offer" shall have the meaning specified in Section 7.9(a).

                  "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of common stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or otherwise to exercise effective control is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "Third Party Offer Period" shall have the meaning specified in
Section 7.9(a).

                  "Transfer" shall mean any sale, exchange, gift and any other disposi tion of any kind, whether voluntary or involuntary, affecting title to, interest in or possession of any of the Shares.

                  "Transferring Shareholder" shall have the meaning specified in
Section 7.9(a) hereof.

                  "Unanimous  Approval"  shall  have the  meaning  specified  in
Section 5.11.

                  "US  GAAP"  shall  mean  United  States   generally   accepted
accounting principles.

                  "Withdrawing Shareholder" shall mean a Breaching Shareholder that has received a Breach Buy-Out Notice, a Bankrupt Shareholder that has received a Bankruptcy Buy-Out Notice or a Change of Control Shareholder that has received a Change of Control Buy-Out Notice.

                  "Wholly Owned Subsidiary" with respect to any Person means a Subsidiary of such Person all of the common stock or ordinary shares (as appropri ate) of which is owned by such Person or another Wholly Owned Subsidiary.

                  1.2  Interpretation.

                  (a) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

                  (b) In the computation of periods of time from a specified to a later specified date, the word "from" means "from but excluding" and the words "until" and "to" mean "to and including."

                  (c) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and schedule references are to the Articles, Sections, paragraphs, Exhibits and schedules of this Agreement unless otherwise clearly indicated to the contrary.

                  (d) Unless otherwise specified, the term "days" shall mean calendar days.

                  (e) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                  (f) A reference to any Party to this Agreement or any other agreement or document shall include such Party's successors and permitted assigns and any reference to an agreement or document shall mean such document, as the same may be supplemented amended or modified from time to time in accordance with the terms thereof and hereof.

                  (g) A reference to any legislation or to any provision of any legisla tion shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                  (h) As used in this  Agreement,  any  reference  to any event, change or effect being material or having a material adverse effect on or with respect to any entity (or group of entities taken as a whole) means such event, change or effect is materially adverse to (i) the consolidated financial condition, businesses or results of operations of such entity as a whole (or, if used with respect thereto, of such group of entities taken as a whole) or (ii) the ability of such entity (or group) to consummate the transactions contemplated by this Agreement.

                  (i)  The  Shareholders  have   participated   jointly  in  the
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Shareholders, and no presumption or burden of proof shall arise favoring or disfavoring any Shareholder by virtue of the authorship of any provisions of this Agreement.


                                   ARTICLE II

                               SCOPE OF ACTIVITIES

                  2.1 Articles. (a) At the closing of the transactions contemplated in the Transaction Agreement, the Shareholders shall take all action necessary to approve the form of amended and restated Articles of Association of Britannia (the "Articles") set forth as Exhibit A hereto.

                  (b) The Parties agree that any Breach (as defined herein) of any provision of this Agreement or any Exhibit hereto shall be deemed to be a Breach of this Agreement subject to resolution in accordance with Article VII; provided, however, that only a knowing breach of any of the representations and warranties set forth in the Transaction Agreement (having taken into account all limitations and restrictions in relation to such representations and warranties contained in the Transaction Agreement) shall be deemed a Breach of this Agreement; provided, further, that any waiver of any right or rights under any Exhibit hereto shall be deemed to be a waiver of any right or rights hereunder; provided, further, that in the event the Parent and Mentmore decide to complete the Transaction Agreement notwithstanding any breach of representation or warranty contained therein, any such breach shall not be deemed to be a Breach of this Agreement; and provided, further, that only knowing breaches of any of the representations and warranties set forth in the Transaction Agreement resulting in a claim for damages under the Transaction Agreement in excess of (pound)500,000 or with respect to which Britannia reasonably makes a provision after the date of this Agreement in excess of (pound)500,000 shall be deemed to be a Breach of this Agreement. For purposes of this Section 2.1(b), references to a "knowing breach" shall mean only a breach made with Knowledge, (as such term is defined in the Transaction Agreement).

                  2.2 Capital Contributions and Loans. Pursuant to Britannia's Budget and subject to the limitations set forth in Article IV hereof, the Shareholders shall make capital contributions and loans to Britannia from time to time.

                  2.3 Scope of Activities. (a) The business purpose of the Sharehold ers in executing this Agreement is to promote, market, develop and expand the Records Management Business in the United Kingdom and to operate the

Records Management Business to maximize post-tax earnings, as more particularly described in the Business Plan.

                  (b) The Shareholders shall procure (insofar as it is within their power to do so and subject to the other provisions of this Agreement) that Britannia shall, carry out all other activities necessary or useful to fulfill the foregoing purposes, and such other activities as the Britannia Board may agree upon. The Shareholders further agree to procure (insofar as it is within their power to do so and subject to the other provisions of this Agreement) the due implementation by Britannia of the intended effect of any provision requiring action by Britannia.

                  2.4 Exclusivity. Unless the Shareholders otherwise unanimously agree in writing, Britannia shall be the Shareholders' exclusive channel for the marketing and development of the Records Management Business in the United Kingdom.

                  (a) IM and the Parent each agree that neither they nor any of their Subsidiaries shall directly or indirectly own, manage, engage in, participate in, provide advice or consulting services to or have a financial interest in any enterprise (other than an interest as a trade creditor arising from ordinary course, arms' length transactions) which is engaged in the Self-Storage Business in the countries identi fied on Exhibit E hereto (the "Mentmore Exclusive Self-Storage Region"). Mentmore agrees that neither it nor any of its Subsidiaries shall directly or indirectly own, manage, engage in, participate in, provide advice or consulting services to or have a financial interest in any enterprise (other than an interest as a trade creditor arising from ordinary course, arms' length transactions) which is engaged in the Records Management Business in the countries identified on Exhibit F hereto (the "IM Exclusive Records Management Region"). Subject to Section 2.4(b) below, neither IM, the Parent, Mentmore nor any of their respective Subsidiaries (other than Britannia or its Subsidiaries) shall directly or indirectly own, manage, engage in, participate in, provide advice or consulting services to or have a financial interest in any enterprise (other than an interest as a trade creditor arising from ordinary course, arms' length transactions) which is engaged in the Records Management Business in the countries identified on Exhibit G hereto (the "Britannia Records Management/Right of First Refusal Region"); provided, however, that this Section 2.4(a) shall not prohibit IM, the Parent, Mentmore or any of their Subsidiaries acquiring up to three percent (3%) of any class of publicly traded securities of any Person which may engage in the Records Management Business or the Self-Storage Business.

                  (b)  Notwithstanding  anything to the contrary in this Section
2.4 , the Shareholders and the Parent agree that neither Shareholder nor the Parent (nor any Subsidiary of either Shareholder or the Parent, other than Britannia) shall engage in negotiations connected with a business opportunity relating to the Records Management Business (a "Related Transaction") in the Britannia Records Management/Right of First Refusal Region without first (i) informing the Chairman of such Related Transaction, (ii) providing the Chairman with all relevant information relating to such Related Transaction known to the relevant Party and (iii) permitting Britannia to decide whether or not the Related Transaction is to be effected by Britannia (the right to make such decision being a "Right of First Refusal"). The Chairman shall convene a Special Meeting (a "Related Transaction Meeting") within ten (10) Business Days of the date the Chairman is informed of the Related Transaction. The notice for such Special Meeting shall contain a reasonably detailed summary of the Related Transaction as communicated to the Chairman. The Shareholders and the Parent (and any Subsidiary of either Shareholder or the Parent other than Britannia) shall be prohibited from pursuing the Related Transaction in any manner, or taking any action in connection therewith, until the Britannia Board shall have decided whether or not to exercise its Right of First Refusal, which decision must be made within ten (10) days of the date of the Related Transaction Meeting. In the event the Britannia Board decides such Related Transaction is to be effected by Britannia, the Shareholders and the Parent (and any Subsidiary of either Shareholder or the Parent other than Britannia) shall be prohib ited from taking any action (other than pursuant to this Agreement or to further the business aims of, or to provide assistance to, Britannia) in respect of such Related Transaction and Britannia shall be the Parties' (and their Subsidiaries') exclusive channel for negotiating and effecting the Related Transaction and for the marketing and development of the Records Management Business in the Related Transaction Market. In the event the Britannia Board decides that the Related Transaction will not be effected by Britannia, a Shareholder that has caused its representative(s) on the Britannia Board to vote in favor of Britannia pursuing the Related Transaction (or any Affiliate of such Shareholder other than Britannia) will thereafter be free to effect the Related Transaction on terms that are not materially more favorable to such Shareholder than those on which the Related Transaction was acted upon by the Britannia Board. In such event,
(i) neither Britannia, nor the other Shareholder, nor (if the other Shareholder is IM) the Parent (nor any of their respective Subsidiaries) shall individually or jointly with any other Person effect such Related Transaction, enter into discussions or negotiations with any Person relating thereto, provide technology or financial assistance to any Person in connection therewith and (ii) the Shareholder effecting the Related Transaction (or any Affiliate of such Shareholder other than Britannia) shall thereafter have the exclusive right to discuss, negotiate or effect any transaction in or related to the Records Management Business in the Related Transaction Market; provided, however, that, if, after the Britannia Board has voted to cause Britannia to exercise its Right of First Refusal or has permitted a Shareholder (or an Affiliate of such
Shareholder)  to  pursue  the  Related  Transaction,  either  Britannia  or  the
Shareholder (or an Affiliate of such Shareholder) pursuing the Related Transaction, as the case may be, does not enter into a definitive agreement relating to the Related Transaction within ninety (90) days of the Related Transac tion Meeting and consummate the transaction within sixty (60) days of entering into such definitive agreement, Britannia or such Shareholder (or the relevant Affiliate of such Shareholder) shall be deemed to have abandoned the Related Transaction and shall promptly notify the other Shareholder or Shareholders, as the case may be, of its decision to abandon the Related Transaction (an "Abandonment"). Following any Abandonment, neither Shareholder nor the Parent (nor any of their respective Subsidiaries other than Britannia) shall pursue any Related Transactions in the Related Transaction Market without following the procedures set forth in this
Section 2.4(b).

                  (c) Any Breach of any provision of this Section 2.4, other than with the consent of a Nonbreaching Shareholder (as defined herein), notwithstanding any declaration of invalidity with respect thereto by any competent governmental, judicial or administrative authority, shall be deemed a Breach of this Agreement entitling the Nonbreaching Shareholder to the remedies set forth in Article VII hereof.

                  (d) The provisions of this Section 2.4 shall only remain in effect for so long as this Agreement remains in effect.

                  2.5  Service Agreements; Other Agreements.

                  (a) In order to assist Britannia in carrying out its objectives as set forth in this Agreement, the Shareholders (or an appropriate Affiliate thereof) shall provide Britannia with, and Britannia shall pay for, such support and assistance as Britannia reasonably require from time to time at the fully-burdened cost of the Shareholder or Affiliate providing such support and assistance.

                  (b) Subject to the provisions of Section 5.10(l) hereof, the Sharehold ers expressly agree and acknowledge that customer contract terms (including pricing terms) of Britannia shall be governed by local market standards and shall not necessarily be subject to global contract conditions.

                                   ARTICLE III

                                    DIVIDENDS

                  3.1 Declaration of Dividends. Subject to Section 7.2 hereof and unless (i) prohibited by applicable law or any agreement to which Britannia is, or may become, subject, or (ii) the Board specifies otherwise, Britannia shall distribute annually to the Shareholders 100% of all amounts available for distribution as Ordinary Dividends.


                                   ARTICLE IV

                            CAPITALIZATION; FINANCING

                  4.1 Debt Financing. The Shareholders hereby agree that any expan sion or development of the Records Management Business, including by way of acquisition or capital investment, shall be funded principally by Britannia's incur rence of debt.

                  4.2 Equity Financing. Each of the Shareholders will, subject to applicable UK law, be required to invest additional equity, beyond such amounts as are contemplated in the Transaction Agreement and in such a manner as will preserve the relative percentage shareholdings of each Shareholder upon the comple tion of the transactions contemplated in the Transaction Agreement, up to a cumula tive maximum per Shareholder of three million pounds ((pound)3,000,000) (the "Equity Cap"), in the manner and on the time schedule set forth in Britannia's Budget. Subject to the provisions of such Budget and subject to Sections 4.3 and 7.2(b) below, each of the Shareholders will also be entitled to invest additional equity in Britannia; provided, however, that neither IM nor Mentmore nor any of their Affiliates shall have any obligation to make any equity investments in Britannia above the Equity Cap.

                  4.3 Budget. Subject to Section 5.10 hereof, Britannia shall prepare a budget (the "Budget") on at least an annual basis setting forth Britannia's anticipated capital requirements and the amounts of such capital to be raised as debt and equity, respectively, together with Britannia's anticipated revenues and expenses, its targeted new sales volume and other operational forecasts or objectives. Such Budget shall indicate the capital intended to be raised from the Shareholders and other sources as well as the timing of any required capital contributions by the Shareholders. The Shareholders expressly agree that they shall not be obligated to contribute any amounts to Britannia in the form of debt and that they shall not be obligated to make any equity investments beyond the Equity Cap. The Shareholders further agree that any adjustment in the Shareholders' percentage equity ownership of
Britannia   shall
be subject to the unanimous approval of Britannia's Shareholders; provided, how ever, that in the event that any Shareholder's percentage ownership of the Shares of Britannia falls to or below twenty percent (20%), such Shareholder shall be deemed to be a Withdrawing Shareholder pursuant to Section 7.6 below and the other Shareholder shall be deemed a Nonwithdrawing Shareholder pursuant to such Section; provided, further, such deemed Nonwithdrawing Shareholder may initiate the procedures set forth in such Section 7.6 by providing a Buy-Out Notice to the deemed Withdrawing Shareholder and Britannia within thirty (30) days of the date such deemed Withdrawing Shareholder's percentage ownership of the Shares of Britannia falls to or below twenty percent (20%); and provided, further, the deemed Nonwithdrawing Shareholder may thereafter purchase the deemed Withdrawing Shareholder's Shares in accordance with Sections 7.6 and 7.7 below.

                  4.4 Pledge of Shares. In addition to the Shareholders' obligation to provide equity investments up to the amount of the Equity Cap, the Shareholders agree to pledge their Shares to Britannia's creditors to the extent necessary to obtain the funds identified in Britannia's Budget; provided, however, that it shall not be a breach of this Section 4.4 for either Shareholder to fail to pledge its Shares to Britannia's creditors if such Shares have previously been pledged, mortgaged, assigned or otherwise encumbered to such Shareholder's creditors. To the extent that Britannia's financing needs do not require any pledge of Shares at such time as either Shareholder (at its discretion) desires to pledge, mortgage, assign or otherwise encumber its Shares to its creditors, each Shareholder shall be free to pledge, mortgage, assign or otherwise encumber its stock to banks or other financial institu tions. Save as provided in this Section 4.4, any failure of the Shareholders to pledge their stock or any pledge of stock that is inconsistent with the provisions of this
Section 4.4 shall be deemed a Breach of this Agreement and shall give the Nonbreaching Shareholder the rights set forth in Article VII hereof.


                                    ARTICLE V

                              CORPORATE GOVERNANCE

                  5.1 Composition of the Board. The Britannia Board shall consist of five (5) members, two (2) of whom shall be designated by Mentmore and three (3) of whom shall be designated by IM. At Mentmore's sole option, one (1) of the members of the Britannia Board appointed by IM may also serve as a member of the board of Mentmore (the "Dual Board Member"). Such Dual Board Member must relinquish all day-to-day management responsibilities in connection with Mentmore or any Affiliate thereof (other than Britannia). The Parties agree to take all action necessary to ensure that the members of the Britannia Board shall also be members of all boards of directors of all Subsidiaries of Britannia.

                  5.2 Appointment and Removal of Members of the Britannia Board. Any appointment or removal of a member of the Britannia Board by a Shareholder shall be effected by notice in writing to Britannia signed by or on behalf of the Shareholder in question and shall take effect, subject to any contrary intention expressed in the notice, when the notice effecting the same is delivered to Britannia; provided, however, that a member of the Britannia Board may only be removed by the Shareholder that appointed such member.

                  5.3 Frequency and Place of Board Meetings. The number and date of ordinary meetings of the Britannia Board shall be determined by the Britannia Board; provided, however, that there shall be at least one (1) meeting of the Britannia Board per year. Meetings of the Britannia Board shall be held in London or Boston or such other place as the Board may decide by Unanimous Approval; provided, however, that if such Unanimous Approval is not obtained, the meetings of the Britannia Board shall be held alternately in London and Boston. Minutes of all meetings of the Britannia Board will be circulated to the Shareholders within ten (10) days of the relevant meeting of the Britannia Board.

                  5.4 Voting and Delegation of Voting Authority. Members of the Britannia Board may designate an alternate and may grant a power of attorney to another member of the Britannia Board to attend meetings of the Britannia Board and vote at such meetings on behalf of the member of the Britannia Board as to which such person is the alternate or has granted such power of attorney.

                  5.5 Special Meetings. Special meetings of the Britannia Board ("Special Meetings") may be called at any time by the Chairman of the Britannia Board (the "Chairman"). Special Meetings may also be requested at any time by either Shareholder. Any request for a Special Meeting shall be sent to the Chairman who will send out to the Shareholders a notice of the Special Meeting within ten (10) Business Days of receiving such request. If the Chairman fails to send out a notice of a Special Meeting within such time, the Shareholder requesting the Special Meeting may send the notice to the other Shareholder.

                  5.6 Notice of Board Meetings. Written notice of any meeting of the Britannia Board shall be provided to each Shareholder by the Chairman no later than ten (10) Business Days prior to the date of any Special Meeting, and no later then fifteen (15) Business Days prior to the date of any ordinary meeting. Notice of each meeting of the Britannia Board will state the date, place and hour of the meeting of the Britannia Board and will include an agenda, which shall include any item proposed by any member of the Britannia Board to be placed thereon; provided, however, that any items proposed to be included on the agenda shall be submitted to the Chairman and notice of such items shall be provided to each Shareholder by the Chairman no later than five (5) Business Days prior to the date of any meeting of the Britannia Board; provided, further, that votes may only be taken on those items listed on the agenda; and provided, further, that any of the provisions of this Section
5.6 may be modified by the unanimous agreement of the Shareholders.

                  5.7 Quorum; Telephonic Meetings. The participation in person or by proxy of three (3) of the five (5) members of the Britannia Board will constitute a quorum at meetings of the Britannia Board if no decisions are made regarding those issues listed in Section 5.10 requiring the Unanimous Approval of the members of the Britannia Board. In order to take decisions on those issues listed in Section 5.10 that require Unanimous Approval of the Britannia Board, at least one member of the Britannia Board appointed by each Shareholder must attend in person or by proxy the meeting of the Britannia Board at which such issues are voted upon. Members of the Britannia Board may participate in a meeting of the Britannia Board by means of telephone conference or similar communications equipment through which all persons participating in the meeting can hear and understand each other simulta neously, and such participation shall constitute presence in person at such meeting. If a quorum is not reached within one hour after the scheduled commencement of a meeting of the Britannia Board, the Chairman shall have the right to adjourn such meeting for a period of time designated by the Chairman, but not exceeding thirty (30) days.

                  5.8 Unanimous Written Consent. Notwithstanding anything in this Article V to the contrary, any decision of the Britannia Board may be taken by unanimous written consent of all members of the Britannia Board.

                  5.9 Remuneration. Members of the Britannia Board will not receive any remuneration for serving as members of the Britannia Board; provided, however, that Britannia will reimburse the members of the Britannia Board for their reasonable out-of-pocket expenses associated with their travel to and from meetings of the Board.

                  5.10 Decisions and Actions at Meetings of the Britannia Board. Subject to the other provisions of this Article V and in addition to such other matters as require Board approval under applicable law, the vote of the Britannia Board shall be required for the following matters:

                  (a) any dissolution, reorganization, merger or sale or exchange of assets of Britannia or any Subsidiary of Britannia in a transaction or series of transactions in which the total value is in excess of twenty percent (20%) of the fair market value (as determined in accordance with Section
5.13 below) of Britannia's total assets or any termination of the Agreement other than in accordance with its terms;

                  (b) acquisitions and dispositions of assets (including shares, property or other equity interests) of Britannia or any Subsidiary of Britannia in a transaction or series of related transactions in which the total consideration paid or received for such assets is in excess of twenty percent (20%) of the fair market value (as deter mined in accordance with Section 5.13 below) of Britannia's total assets;

                  (c) any commencement of litigation or arbitration proceedings by Britannia or any direct or indirect subsidiary of Britannia, or any assignment, transfer, pledge, compromise or release of any claim or debt by Britannia or any direct or indirect subsidiary of Britannia, or any offer of settlement, any agreement to arbitrate or consent to arbitration or judicial settlement by Britannia or any direct or indirect subsidiary of Britannia, in any such case, not in the ordinary course or if the amount involved (including all likely costs and expenses) is in excess of (pound)250,000;

                  (d) approval of any material contract or other arrangement outside the ordinary course of business and not contemplated by the then current Business Plan or Budget;

                  (e) the listing of any securities of Britannia on any stock exchange on which such securities are not listed on the date hereof;

                  (f) the incurrence of any debt by Britannia or any Wholly Owned Subsidiary of Britannia (i) other than from commercial banks or financial institutions and (ii) which is in the ordinary course of business or is contemplated by the then current Business Plan or Budget;

                  (g) all transactions with Affiliates on other than arms' length terms and conditions;

                  (h) changing Britannia's lines of business (or those of any of its operating subsidiaries);

                  (i) changing, or preparing the management accounts required pursuant to Section 5.13 on any basis other than, the Agreed Accounting Policies;

                  (j) entering into any transaction or series of transactions requiring approval under Sections 320-322 of the Companies Act 1985;

                  (k) subject to Section 5.12 below, appointment and removal of Britannia's external auditor;

                  (l) approval of the Business Plan and the annual Budget, and any deviations from such plan and such budgets, including the approval of capital expenditures not included in the annual Budget;

                  (m) appointment or removal of executive officers and other senior managers in their capacity as executive officers or senior managers (whether of Britannia or any Subsidiary through which it operates the Records Management Business);

                  (n) adoption of, or material modifications to, any benefit or compen sation plans of Britannia;

                  (o)  election of the Chairman of the Britannia Board;

                  (p) specification of any amounts available to be distributed as dividends in accordance with Section 3.1 and 7.2 hereof; and

                  (q) any dissolution, reorganization, merger or termination of Britan nia or any Subsidiary of Britannia in a transaction or series of transactions in which the total value is equal to or less than twenty percent (20%) of the fair market value (as determined in accordance with Section 5.13 below) of Britannia's total assets;

                  (r) acquisitions and dispositions of assets (including stock, property or other equity interests) of Britannia or any Subsidiary of Britannia in a transaction or series of related transactions in which the total consideration paid or received for such assets is equal to or less than twenty percent (20%) of the fair market value (as determined in accordance with Section
5.13 below) of Britannia's total assets and is greater than (pound)100,000, subject to any annual limit on such acquisitions or disposi tions set forth in the Business Plan;

                  (s) expanding its existing business into any countries in which it or its subsidiaries are not operating at the time of any such proposed expansion; and

                  (t) subject to Section 5.11 below, directing Britannia in its capacity as shareholder in any operating companies through which the Records Management Business is operated to vote its shares in such operating companies in such a manner as to implement any of the matters specified in (a) to (s) inclusive above.

                  5.11 Unanimous Approval. All items (a) to (k) inclusive above shall require the unanimous approval of all members of the Britannia Board present at the meeting of the Britannia Board at which such matters are voted upon (such approval being termed herein "Unanimous Approval"); and all other matters to be acted on by the Britannia Board in Section 5.10 above shall only require the approval of a majority of the members of the Britannia Board present at the meeting of the Britannia Board at which such matters are voted upon (such approval being termed herein "Majority Approval"), in each case, including any such member present by proxy, by representation by his or her alternate or by telephone conference or similar communications in accordance with Section 5.7; provided, however, that Unanimous Approval shall be required to cause Britannia to vote its Shares in any operating subsidiaries through which it operates the Records Management with respect to any of the matters specified in (a) through (k) above and Majority Approval shall be required for all other matters.

                  5.12 Auditors. Britannia's initial auditors shall be Robson Rhodes. Britannia's auditors will be subject to an annual review by the Britannia Board. Subject to Section 5.11 above, either Shareholder may propose a change in Britan nia's auditor.

                  5.13 Fair Value Determination. Prior to the consummation of any transaction identified in Sections 5.10(a), (b), (q) or (r) above, a majority of the members of the Britannia Board shall determine the fair market value of Britannia's assets and communicate such determination to the Shareholders; provided, however, that either Shareholder may request that an independent third party jointly selected by the Shareholders or, in the absence of agreement between the Shareholders, by Britannia's auditors, review the determination of the Britannia Board and, acting as expert and not as arbitrator, establish the fair market value of Britannia's assets in a manner that shall be final and binding on the Parties; provided, further that no such determination shall be necessary for a proposed acquisition or disposition of assets (including stock, property or other equity interests) of Britannia or any Subsidiary of Britannia in a transaction or series of related transactions in which the total consider ation paid or received for such assets is less than (pound)100,000.

                  5.14 Management Reporting. Britannia's managing director will provide the Britannia Board with regular reports and management accounts contain ing both narrative and financial information on Britannia's and its subsidiaries' operations, results and financial condition. All management accounts pursuant to this Section 5.14 shall be prepared in accordance with the Agreed Accounting Policies. Such reports must be provided to the Britannia Board on at least a monthly basis. In addition, the managing director will provide, at Britannia's cost, either Shareholder with such information concerning Britannia and its subsidiaries (and their operations, results, financial condition or prospects) as such Shareholder shall reasonably require.

                  5.15 Financial Statements. In addition to the management accounts to be prepared pursuant to Section 5.14, Britannia shall prepare in a timely fashion and audited by a firm that is qualified to practice before the U.S. Securities and Exchange Commission (a) annual financial statements in accordance with the Agreed Accounting Policies and (b) annual and quarterly financial statements in accordance with US GAAP. The Parties expressly agree and acknowledge that IM shall have the unilateral right to determine all US GAAP accounting issues that may arise in connection with the preparation of financial statements in accordance with US GAAP and to make any appropriate U.S. tax filings or elections.


                                   ARTICLE VI

                               DEFAULT IN PAYMENT

                  6.1 Payment Default. Subject to the provisions of Section 4.3, if any Shareholder fails to pay in full any contribution to the capital of Britannia pursuant to this Agreement, the Articles, or the Budget (each such Shareholder being a "Defaulting Shareholder"), such failure (a "Payment Default") shall constitute a Breach of this Agreement by such Defaulting Shareholder. A Payment Default shall be deemed to have occurred on the date on which such amount was due. The Chairman of the Board shall, within seven (7) Business Days of having been informed of the Payment Default, send notice thereof to the Shareholders (such notice being a "Default Notice").

                  6.2 Cure of Payment Default. A Payment Default shall be deemed to have been cured when (and only when) the full amount of the Payment Default, plus interest thereon at the Default Rate (as in effect from time to time), accruing from the date of the Payment Default until the date of cure, has been paid by the curing Defaulting Shareholder.


                                   ARTICLE VII

                       SHAREHOLDER VOTES; SHARE TRANSFERS

                  7.1 Shareholder Votes. Britannia and each Shareholder, in its capacity as a shareholder of Britannia, expressly agrees and covenants that it will do all things, including voting its Shares, necessary to cause it to comply with any obligation set forth in this Agreement.

                  7.2 Shareholder Approval. In accordance with the applicable provisions of the laws of England and Wales and the Articles, and in addition to such other matters as require Board approval under the laws of England and Wales the following items shall be subject to a vote of Britannia's shareholders:

                  (a) modifications, amendments or replacement of Britannia's memo randum of association or Articles, the adoption of a new memorandum or articles of association or any other alteration to any of Britannia's constitutive documents;

                  (b) any increase or reduction in Britannia's authorized share capital, the creation of any new class of shares or the alteration or abrogation of the rights attaching to any class of shares in Britannia's authorized share capital, issuance of any new shares in Britannia, any issuance of shares or other equity interests (whether such issuance alters or may alter the
Shareholders' percentage equity ownership in Britannia or otherwise) or any requirement for the Shareholders to contribute additional capital to Britannia beyond the Equity Cap;

                  (c) all repurchases of shares (of whatever class) or other equity interests by Britannia;

                  (d)  the declaration of any Extraordinary Dividends;

                  (e) any resolution for the winding up of or the making of an adminis tration order in respect of Britannia or any Subsidiary of Britannia; and

                  (f) the declaration of Ordinary Dividends.

                  A unanimous vote of the Shareholders shall be required for all matters listed in (a)-(e) above and a majority vote of the Shareholders shall be sufficient for the declaration of Ordinary Dividends pursuant to clause (f) above.

                  7.3 Breach or Violation. (a) Subject to Section 2.1(b), if any Shareholder or the Parent (such Shareholder, or if the Parent, the Parent and IM collectively, being referred to as a "Breaching Shareholder") is in breach of any Material obligation under this Agreement (including, without limitation, through any (i) violation of any Material provision of the Articles, (ii) any failure to vote (or cause to be voted) its Shares in Britannia pursuant to Sections 7.1 or 7.2 above, or take (or cause to be taken) any other action in respect of Britannia as required under this Agreement, notwithstanding that the action taken or omitted may be valid and lawful when judged under another instrument (including the Articles), when taken in isolation or under a law other than the law chosen in Section 9.1, (iii) any Payment Default or (iv) any inability or failure to perform its Material obligations hereunder or under any Exhibit hereto or to take (or cause to be taken) actions generally required to be taken hereunder or under any Exhibit hereto (any of (i), (ii), (iii) or (iv) being a "Breach"), then the non-breaching Shareholder (the "Nonbreaching Shareholder") may give written notice of such Breach or violation to such Breaching Shareholder (with a simultaneous copy to Britannia) (such notice being a "Breach Notice"). If such breach or violation continues unremedied for at least thirty (30) days after delivery of the Breach Notice, then the Nonbreaching Shareholder may give written notice to the Breaching Shareholder (with a simultaneous copy to Britannia) of activation of buy-out rights under
Section 7.6(a) below with respect to the Shares owned by such Breaching Shareholder (such notice being a "Breach Buy- Out Notice").

                  (b) A Breaching Shareholder may cure any breach giving rise to a Breach Buy-Out Notice (i) by ceasing any action prohibited by the terms of this Agreement or by taking any action required to be taken hereunder, (ii) in the case of a Payment Default, by making all payments required pursuant to
Section 6.2 and (iii) by reimbursing the Nonbreaching Shareholder and Britannia for any and all reason able, out-of-pocket expenses and costs (including all reasonable legal costs) incurred by the Nonbreaching Shareholder and Britannia as a result of the breach of any Material obligation hereunder.

                  7.4 Bankruptcy. (a) If any Shareholder or the Parent shall:

                           (i) have commenced a receivership, bankruptcy or insolvency proceeding, or commenced or convened a meeting to consider dissolution, liquidation, administration or (if applicable) made a proposal for a voluntary arrangement or proposed or entered into any other arrangement or composi tion with and to the benefit of its creditors generally or commenced, made or proposed any proceeding analogous to the foregoing;

                           (ii) had commenced against it such a proceeding, and such proceeding has resulted in the entry of an order against such Shareholder which shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

                           (iii) be bankrupt or insolvent, or generally unable to pay its debts as they become due;

(any such Shareholder, or if the Parent, the Parent and IM collectively, being referred to as a "Bankrupt Shareholder"), then the other Shareholder (the "Nonbankrupt Shareholder") may immediately give written notice to such Bankrupt Shareholder (with a simultaneous copy to Britannia), of activation of buy-out rights under Section 7.6(a) with respect to the Shares of such Bankrupt Shareholder (such notice being a "Bankruptcy Buy-Out Notice").

                  (b) A Bankrupt Shareholder may cure any situation giving rise to a Bankruptcy Buy-Out Notice (i) by definitively terminating any proceeding referred to in Section 7.4(a)(i), or obtaining the vacation, discharge, stay or bonding pending appeal of the order for relief referred to in Section 7.4(a)(ii) and (ii) reimbursing the Nonbankrupt Shareholder and Britannia for any and all reasonable, out-of-pocket expenses and costs (including all reasonable legal costs) incurred by the Nonbankrupt Shareholder and Britannia as a result of the situation giving rise to the Bankruptcy Buy-out Notice.

                  7.5 Change of Control. (a) If a Change of Control occurs with respect to any Shareholder or the Parent (such Shareholder or, if the Parent, the Parent and IM collectively, being a "Change of Control Shareholder") then the other Shareholder (the "Non-Change of Control Shareholder") may immediately give written notice to the Change of Control Shareholder with a simultaneous copy to Britannia) of activation of buy-out rights under Section 7.6(a) with respect to the Shares of such Change of Control Shareholder (such notice being a "Change of Control Buy-Out Notice").

                  (b) A Change of Control Shareholder may cure the situation giving rise to the Change of Control Buy-Out Notice by (i) obtaining the rescission of any agreement or contract giving rise to a Change of Control and
(ii) reimbursing the Non-Change of Control Shareholder and Britannia for any and all reasonable, out-of-pocket expenses and costs (including all reasonable legal costs) incurred by the Non-Change of Control Shareholder and Britannia incurred as a as a result of the situation giving rise to the Change of Control Buy-Out Notice.

                  7.6 Share Acquisition in the Event of Breach, Bankruptcy or Change of Control. (a) Upon delivery of a Buy-Out Notice, the Nonwithdrawing Share holder shall have an irrevocable (except to the extent set forth in paragraph (b) below) and exclusive option, but not the obligation, to purchase all (but not less than all) of the Shares owned by the Withdrawing Shareholder; provided, however, that the Withdrawing Shareholder may at any time within fourteen (14) days of delivery of a Buy-Out Notice invoke the conciliation and arbitration provisions of Article IX hereof. If (i) the Withdrawing Shareholder fails both to cure the situation giving rise to the Buy-Out Notice and to invoke such conciliation and arbitration provisions within fourteen (14) days of delivery of a Buy-Out Notice or (ii) the Conciliation Committee or the arbitral tribunal acting pursuant to Article IX hereof concludes that the Buy-Out Notice was appropriately delivered to the Withdrawing Shareholder, the Nonwithdrawing Shareholder may, at its option, at the expiration of such fourteen (14) day period or upon notification of the final decision of the Conciliation Com mittee or the arbitral tribunal (X) waive its rights hereunder and elect to leave the Shareholders' relative shareholdings in Britannia unaffected by the event or situation giving rise to the Buy-Out Notice, (Y) activate its option to purchase the Withdraw ing Shareholder's Shares by delivery of notice to the Withdrawing Shareholder and Britannia (the "Option Exercise Notice") or (Z) declare a Deadlock and trigger the withdrawal and sale provisions of Section 7.8(b) hereof; provided, however, that in the event the delivery of the Option Exercise Notice or the declaration of a Deadlock pursuant to the foregoing sub-clauses
(Y) or (Z) is the result of a Breach, all deci sions of the Britannia Board shall be taken solely by the directors appointed by the Nonwithdrawing Shareholder and the presence of the directors appointed by the Withdrawing Shareholder shall not be required for any quorum pursuant to Section 5.7. The price of the shares to be purchased pursuant to such option shall be agreed among the Shareholders through discussions between the

Shareholders' respective chief executive officers, or, if such agreement cannot be reached within thirty (30) days of the delivery of the Option Exercise Notice, pursuant to a valuation of such Shares by an independent merchant bank (or other third party) (the "Buy-Out Appraiser"). The Buy-Out Appraiser shall be designated jointly by the Shareholders or, in the event the Shareholders cannot agree on such Buy-Out Appraiser within twenty (20) days (the "Initial Designation Period") of the conclusion of the twenty (20) day negotiation period described above, by an independent merchant bank (or other third party) designated by two independent merchant banks (one of which shall be designated by one of the Shareholders and the other of which shall be designated by the other Shareholder) within twenty (20) days of the conclusion of the Initial Designation Period. Within thirty (30) days of being selected, the Buy-Out Ap praiser shall determine the price (the "Buy-Out Price") to be paid to the Withdrawing Shareholder for its Shares on the basis of such Shareholder's proportionate interest in the going concern value of Britannia (i.e., at the price at which a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts, would agree to buy and sell the Shares of Britannia for cash, free and clear of all liens, claims and encumbrances), and shall notify the Shareholders of such determination and the bases on which such determi nation was made. At its own cost and expense, either Shareholder may, for a period of seven (7) days following such determination, indicate errors in the calculation of the Buy-Out Price to the Buy-Out Appraiser, who shall make any necessary adjust ments to the Buy-Out Price within seven (7) days of receiving notification of such errors; provided, however, that the Buy-Out Price as ultimately determined by the Buy-Out Appraiser in its discretion shall be final and binding on the Parties; and provided, further, that the Buy-Out Price shall be decreased by all reasonable, out-of-pocket expenses and costs (including all reasonable legal costs) incurred by the Nonwithdrawing Shareholder as a result of the situation giving rise to the activation of buy-out rights, the costs of the valuation to be performed pursuant to this Section 7.6(a) and, in the event the Withdrawing Shareholder is a Breaching Shareholder, by an amount equal to 5% of the price determined by the appraiser.

                  (b) Notwithstanding the irrevocability of the option of the Nonwithdrawing Shareholder set forth in Section 7.6(a), the Nonwithdrawing Shareholder shall have the right, exercisable by giving written notice to the Withdrawing Shareholder within ten (10) Business Days after receipt of the appraised price from the merchant bank or other third party designated pursuant to Section 7.6(a) (the "Rejection Notice"), to elect not to proceed with the purchase of the Withdrawing Shareholder's Shares. In such an event, the Nonwithdrawing Shareholder shall have the right (i) to leave the Shareholders' relative shareholdings unaffected by the event giving rise to the activation of buy-out rights hereunder or (ii) to declare a Deadlock and trigger the withdrawal and sale provisions of Section 7.8(b). Unless the Rejection Notice contains the Nonwithdrawing Shareholder's election to declare a Deadlock, it shall be deemed to have elected to leave the Shareholders' relative shareholdings unaffected.

                  (c) Notwithstanding any other provision in this Agreement to the contrary, the exercise by the Nonwithdrawing Shareholder of the option specified in Section 7.6(a) to purchase the Shares owned by the Withdrawing Shareholder shall be deemed to have been canceled if at any time prior to the determination of the price to be paid for the Withdrawing Shareholder's Shares pursuant to Section 7.6(a) above, the Withdrawing Shareholder (i) remedies the breach or violation giving rise to the Breach Buy-Out Notice (including, in the case of a Payment Default, by curing the Payment Default pursuant to Section 6.2), (ii) cures the situation giving rise to the Bankruptcy Buy-Out Notice
(including without limitation by definitively terminating any proceeding referred to in Section 7.4(a)(i), or obtaining the vacation, discharge, stay or bonding pending appeal of the order for relief referred to in Section 7.4(a)(ii)), or (iii) reverses the situation giving rise to the Change of Control (including without limitation obtaining the rescission of any agreement giving rise to such Change of Control), as the case may be, and (X) pays all costs associated with the valuation conducted pursuant to Section 7.6(a) above and (Y) reimburses the Nonwithdrawing Shareholder and Britannia for any and all reasonable, out-of-pocket expenses and costs (including all reasonable legal costs) incurred by such party as a result of the situation giving rise to the activation of buy-out rights under Section 7.6(a).

                  7.7 Transfer Mechanics. (a) In the event of any sale or purchase of Shares pursuant to this Article VII, each Shareholder shall use its best efforts to do all things reasonably necessary to consummate any such purchase as promptly as practicable, including without limitation amending this Agreement, the Articles and any other agreement between the Shareholders, and entering into agreements and instruments with third parties and obtaining any necessary shareholder and governmental approvals. Each party to any purchase of Shares pursuant to this Section 7.7 shall bear its own expenses incurred in connection with the consummation of such purchase of Shares.

                  (b) The completion of any purchase of Shares  pursuant to this
Article VII shall take place as promptly as practicable after the execution of all necessary agreements and instruments, the receipt of any necessary consents and the comple tion of all matters necessary to consummate such purchase in accordance with Section 7.7(a) above. At such completion:

                           (i) the Withdrawing Shareholder, or in the event of a sale pursuant to Section 7.8(b) each Shareholder, shall transfer the Shares so purchased to the Purchaser with full title guarantee, free and clear of all liens, security interests or adverse claims of any kind or nature, and shall deliver to such purchaser any certificates representing the Shares purchased, duly endorsed for transfer;

                  (ii) the Withdrawing Shareholder, or in the event of a sale pursuant to Section 7.8(b) each Shareholder, shall cause the following persons to resign:

                           (A) each member of the Britannia  Board  nominated by
                  it; and

                           (B) any officer  nominated  by it or by any member of
                  the Britannia Board nominated by it;

                  (iii) the purchaser(s) shall deliver to the Withdrawing Share holder, or in the event of a sale pursuant to Section 7.8(b) to the accounts specified by each Shareholder, in full payment of the purchase price of the Shares purchased, the amount determined in accordance with
         Section 7.6(a) or 7.8(b);

                  (iv) the Shareholders shall amend this Agreement, the Arti cles and any other agreement between the Shareholders as the Nonwithdrawing Shareholder may direct, in each case in such a manner so as to preserve the Nonwithdrawing Shareholder's relative rights and obligations under such documents;

                  (v) subject to stamping, Britannia shall enter the transfer of Shares in the Shareholders' Register;

                  (vi) neither Shareholder shall make any representations or warranties to the other Shareholder in connection with any purchase of Shares pursuant to this Article VII other than those specifically identified in Section 7.7(b)(i);

                  (vii) any purchase pursuant to this Article VII shall relieve the Withdrawing Shareholder of its liabilities and obligations under this Agreement (other than any obligations under any obligations pursuant to Article XI hereof); and

                  (viii) by signing this Agreement, the Withdrawing Shareholder shall be deemed to have given a power-of-attorney to the Chair man of the Board to take, in its name and on its behalf, all actions contemplated by this Section 7.7(b); provided, however, that such power-of-attorney shall be valid if, and only if, the Withdrawing Shareholder shall have refused to take, or shall have unreasonably delayed the taking of, any action authorized by this Section 7.7(b); and provided, further, that such power of attor ney shall not authorize any act prohibited by the laws of England and Wales, the Listing Rules of the Stock Exchange or the City Code on Takeovers and Mergers.

                  (c) The Shareholders acknowledge and agree that they shall use all reasonable endeavors to obtain any shareholder approval required by Law in connec tion with any sale or purchase of Shares pursuant to this Article VII. Subject to Section 7.9(a) below, the Shareholders further acknowledge and agree that neither Shareholder shall be obligated to complete any sale or purchase pursuant to this Article VII until it shall have obtained any required shareholder approval. For purposes of this Article VII (including, for the avoidance of doubt, all previous and subsequent Sections of this Article VII) and subject to the foregoing provisions of this Section 7.7(c), neither Shareholder shall be deemed to be in breach of any obligations to act within set time limits if such act requires shareholder approval, until such time as any required shareholder approval has been obtained, in which event such time limits shall be deemed to run from the date on which such consent is obtained.

                  7.8 Deadlock. In the event of the occurrence of a Deadlock, the Shareholders hereby agree as follows:

                  (a) Withdrawal by one Shareholder. In the event that, upon the occurrence of a Deadlock, one Shareholder (the Withdrawing Shareholder) desires to terminate its participation in Britannia and the other Shareholder (the Nonwithdrawing Shareholder) does not, the procedures set forth in Sections 7.6 and 7.7 above shall govern the transfer of such Withdrawing Shareholder's Shares to such Nonwithdrawing Shareholder; provided, that such Nonwithdrawing Shareholder shall initiate such procedures by providing a Buy-Out Notice within thirty (30) days of the occurrence of a Deadlock and such Buy-Out Notice shall constitute an Option Exercise Notice; and provided, further, that the price paid by the Nonwithdrawing Shareholder for the Shares of the Withdrawing Shareholder shall not be reduced by the amount of any damages suffered or costs incurred by the Nonwithdrawing Shareholder or by any discount factor provided for elsewhere herein.

                  (b)   Withdrawal  by  both   Shareholders.   In  the  event  a
Nonwithdrawing Shareholder invokes this Section 7.8(b) pursuant to the provisions of Sections 7.3 - 7.6 hereof or 7.6(b) hereof or in the event that, upon the occurrence of a Deadlock, both Shareholders desire to terminate their participation in the Strategic Alliance established by this Agreement and to sell their entire shareholdings in, or substantially all the assets of, Britannia to a third party, the Shareholders shall attempt, through discussions between their respective chief executive officers, to agree upon the price at which such shareholdings or such assets are to be sold. If such agreement cannot be reached within twenty (20) days of the occurrence of a Deadlock or the invocation of this Section 7.8(b) pursuant of Sections 7.3 - 7.6 hereof, an independent merchant bank (or other third party) shall be designated to organize the sale of Britannia's entire business (whether through a sale of one hundred percent (100%) of the Shares in Britannia or otherwise) through a competitive open-market auction or otherwise as such independent merchant bank (or other third party) shall deem appropriate to maximize the value to be obtained. The independent merchant bank (or other third party) shall be designated as provided in Section 7.6(a); provided, however, that such merchant bank shall be designated within sixty (60) days of the occurrence of such Deadlock and in no event shall such auction or other disposition process be consummated in less than one hundred and twenty (120) days from the date such Deadlock occurs, unless the Shareholders unanimously agree in writing otherwise; and provided, further, that the share transfer formalities set forth in Sections 7.7(a) and (b) above shall in any event be respected.

                  (c) Withdrawal by Neither Shareholder. In the event that, upon the occurrence of a Deadlock, neither Shareholder desires to sell or transfer its interest in Britannia, an independent merchant bank or other independent third party (the "Bid Appraiser") to be designated jointly by the Shareholders or, if the Shareholders cannot agree on the designation of a Bid Appraiser within twenty (20) days from the occurrence of such Deadlock, by an independent merchant bank (or other third party) designated by two independent merchant banks to be designated as provided in Section 7.6(a), shall conduct a competitive bidding process between the Shareholders. Britannia's managing director shall provide the Shareholders with such information concerning Britannia and its subsidiaries (and their operations, results, financial condition or prospects) as the Shareholders may reasonably require in connection with such bidding process. Each of IM and Mentmore shall provide an all cash sealed bid for one hundred percent (100%) of the equity in Britannia (the "Equity Valuation") to such Bid Appraiser and the Shareholder providing the highest such sealed bid the ("Purchasing Shareholder") shall be required to purchase the Shares of the other Shareholder at a price per Share proportionate to the Equity Valuation provided by the Purchasing Shareholder; provided, however, that (i) the Bid Appraiser to be designated pursuant to this clause (c) shall be designated within no more than sixty (60) days of the occurrence of a Deadlock, (ii) sealed bids containing the Shareholders' respective Equity Valuations shall be provided to the Bid Appraiser within thirty (30) days of the designation of such Bid Appraiser, (iii) such Bid Appraiser shall notify the Shareholders in writing of the highest Equity Valuation (the "Auction Notice") received by such Bid Appraiser and the corre sponding selection of a Purchasing Shareholder within ten (10) days of the receipt by such Bid Appraiser of the Shareholders' respective Equity Valuations and (iv) following delivery of the Auction Notice to the Purchasing Shareholder, the share transfer procedures set forth in Sections 7.7(a) and (b) above shall be respected.

                  7.9 Other Transfers. (a) In the event any Shareholder (the "Trans ferring Shareholder") desires to transfer all (but not less than all) of its Shares to any third party in any circumstance not covered by the provisions of Sections 7.1 - 7.8 above, such Shareholder must first offer in writing (the "Initial Offer") such Shares to the other Shareholder (the "Non-Transferring Shareholder") at a price to be determined by the Transferring Shareholder. Such Initial Offer must specify all material terms and conditions (including, without limitation, all representations and warranties to be made and any indemnification to be provided) on which the Trans ferring Shareholder proposes to transfer its Shares and must remain open for a period of ninety (90) days (the "Initial Offer Period") from the date on which such Initial Offer is received by the Non-Transferring Shareholder. In the event (i) such Initial Offer has not been accepted (such acceptance to be unconditional save for any requirement that shareholder approval be obtained in relation to the Initial Offer) by the Non-Transferring Shareholder at the conclusion of the Initial Offer Period or (ii) such Initial Offer has been so accepted but the transfer of Shares to the Non-Trans ferring Shareholder is not completed within forty-five
(45) days of the date of such acceptance (such period to be extended for as long as any act or decision of any governmental authority or body prevents the completion of such transfer, and for the avoidance of doubt, to be subject to
Section 7.7(c)), the Transferring Shareholder may offer such Shares (the "Subsequent Offer") to a third party for a period of one hundred and eighty
(180) days after the expiration of the Initial Offer Period (the "Third Party Offer Period"), the Transferring Shareholder may not accept any offer at a price below the price at which, or on terms and conditions more favorable to the Transferring Shareholder than those on which, such Transferring Shareholder's Shares were offered to the Non-Transferring Shareholder pursuant to the Initial Offer.

                  (b) In the event (i) the Subsequent Offer has not been accepted (such acceptance to be unconditional save for any requirement that shareholder approval be obtained in relation to the Subsequent Offer) at the conclusion of the Third Party Offer Period or (ii) such Subsequent Offer has been so accepted but the transfer of Shares to the Non-Transferring Shareholder is not completed within forty-five (45) days of the date of such acceptance (such period to be extended for as long as any act or decision of any governmental authority or body prevents the completion of such transfer and, for the avoidance of doubt, to be subject to Section 7.7(c) above) the Subsequent Offer shall lapse and the Transferring Shareholder may only transfer its Shares by recommencing and respecting the procedure set forth in Section 7.9(a) above.

                  7.10 Other Transfer Conditions. (a) No transfer of Shares to any third party (including a transfer permitted by the second sentence of Section 7.10(b)) shall be permitted or registered in Britannia's shareholder register unless and until any such third party has delivered to Britannia a Deed of Adherence in the form attached as Exhibit I hereto.

                  (b) Except for a sale pursuant to and in accordance with the provi sions of Section 7.1 - 7.9 or this Section 7.10(b), or a pledge pursuant to and in accordance with Section 4.5, no Shareholder shall sell, assign, exchange, encumber, distribute, transfer, pledge, or otherwise dispose of, by gift or otherwise, any Shares or any rights associated therewith (including, without limitation, any rights to receive dividends or other distributions owned by such Shareholder at the date hereof or at any time hereafter). Notwithstanding the foregoing sentence, either Shareholder may transfer all but not less than all of its Shares to a Wholly Owned Subsidiary of the Parent or Mentmore, as the case may be, subject to such Wholly Owned Subsidiary entering into a Deed of Adherence in the form attached as Exhibit I hereto; provided that in the event any such transferee ceases to be a Wholly Owned Subsidiary of the Parent or Mentmore, as the case may be, such transferee shall transfer the relevant Shares to the Parent or Mentmore or another Wholly Owned Subsidiary of the Parent or Mentmore.


                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

                  8.1 Representations and Warranties of Each Party. Each Party makes the following representations and warranties as of the date of this Agreement to the other Parties, recognizing that each of the other Parties is relying and will continue to rely thereon:

                  (a) The Agreement is a legal, valid and binding instrument of each Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to any applicable limitations on the granting of specific performance (or any similar remedy) in the jurisdiction in which enforcement is sought.

                  (b) The execution and delivery of this Agreement by each Party, and the consummation of the transactions contemplated hereby, (i) do not require the consent, approval, authorization, notification, registration or qualification of or with any governmental authority, and (ii) do not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any Material indenture, mortgage, deed of trust, lease or any other agreement or instrument of whatsoever nature to which such Party is a party or by which it or any of its property or assets is bound, or (B) such Party's memorandum or articles of association, charter, certificate of incorporation, by-laws (or similar document) or any of its constitutive documents.

                  8.2 Survival. All representations and warranties contained in this Agreement or in any certificate or instrument delivered pursuant hereto shall survive the execution of this Agreement and shall not be affected in any respect by any investigation conducted by any Party or any information which any Party may receive.
                                   ARTICLE IX

                        GOVERNING LAW; DISPUTE RESOLUTION

                  9.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of England and Wales without giving effect to the principles of conflicts of laws thereof.

                  9.2 Conciliation. (a) Subject to the provisions of Section 7.6(a) hereof, any dispute arising out of or relating to this Agreement, including, without limitation, the interpretation of any provision of this Agreement or the breach, termination or invalidity of this Agreement (a "Dispute") shall be submitted for resolution to a committee (the "Conciliation Committee") pursuant to this Section 9.2; provided, however, that in the event any situation giving rise to a Buy-Out Notice is submitted to the Conciliation Committee prior to the exercise of buy-out or withdrawal and sale rights pursuant to Section 7.6(a), the Conciliation Committee shall only determine whether or not the situation giving rise to the Buy-Out Notice in fact exists and has not been cured. If the Conciliation Committee determines that the Nonwithdrawing Shareholder had no grounds for the delivery of a Buy-Out Notice, such Nonwithdrawing Shareholder shall be obligated to reimburse the Withdrawing Shareholder for all out-of-pocket costs and expenses, including reasonable legal expenses, incurred by the Withdrawing Shareholder as a result of the delivery of the Buy-Out Notice. The Conciliation Committee shall be composed of the chief executive or other nominee of each Shareholder (or a delegate thereof) who shall have full power and authority to resolve any Dispute. The Conciliation Committee shall meet as necessary in order to resolve the Dispute. The Conciliation Committee shall attempt to resolve such Dispute by mutual agreement within ten
(10) Business Days of referral of such Dispute to it; provided, however, that the Parties may agree to lengthen such period. Decisions of the Conciliation Committee shall be final and binding on the Parties.

                  (b) No Shareholder may submit any Dispute to arbitration unless and until the procedure specified in Section 9.2(a) has been followed.

                  9.3 Arbitration. (a) Any dispute the Conciliation Committee is unable to resolve within the period specified in Section 9.2(a) shall be finally settled by arbitration by three arbitrators appointed in accordance with the Rules of Arbitra tion of the International Chamber of Commerce ("ICC") then in effect, except as modified herein. The arbitration shall be held in London, England. The arbitration proceedings shall be conducted, and the award shall be rendered, in English.

                  (b) The Parties expressly waive any rights they may have to litigate or resolve any Dispute otherwise than in accordance with this Article IX and the Parties hereby waive any rights of application or appeal to the courts of England to the fullest extent permitted by law in connection with any question of law arising in the course of the arbitration or with respect to any award made, except for actions to enforce an arbitral award and actions seeking interim, interlocutory or other provi sional relief in any court of competent jurisdiction.

                  (c) The award shall be final and binding upon the Parties as from the date rendered, and shall be the sole and exclusive remedy between the Parties regarding any claims (including, without limitation, any claim for specific perfor mance of any obligation hereunder), counterclaims, issues, or accounting presented to the arbitral tribunal and judgment upon any award may be entered in any court having jurisdiction; provided, however, that in the event any situation giving rise to a Buy-Out Notice is referred to arbitration prior to the exercise of buy-out or withdrawal and sale rights pursuant to Section 7.6(a), the arbitrators shall only determine whether the situation giving rise to the Buy-Out Notice in fact exists and has not been cured; and provided, further, that if the arbitral tribunal determines that the Nonwithdrawing Shareholder had no grounds for the delivery of a Buy-Out Notice, such Nonwithdrawing Shareholder shall be obligated to reimburse the Withdrawing Shareholder for all out-of-pocket costs and expenses, including reasonable legal expenses, incurred by the Withdrawing Shareholder as a result of the delivery of the Buy-Out Notice.

                  (d) Subject to 9.2(a) and (b) above, each of the Parties shall bear its own costs and expenses and an equal share of the arbitrators' and administrative fees of the arbitration.

                  (e) Any monetary award shall be made and promptly payable in Pounds sterling free of any tax, deduction or offset, and the arbitral tribunal shall be authorized in its discretion to grant pre-award and post-award interest at commercial rates. Any costs, fees, or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the Party resisting such enforcement.

                  (f) This Agreement and the rights and obligations of the Parties shall remain in full force and effect pending the award in any arbitration proceeding here under.

                  (g) All notices by one Party to the other in connection with the arbitration shall be in accordance with the provisions of Section 13.4 hereof.

                  (h) The arbitration language shall be English. It is further expressly stated that the arbitrators appointed as provided above shall have sole and final
                                       33
jurisdiction for all disputes which may arise in connection with this Agreement and its Exhibits.

                  9.4 Survival. All provisions of this Article IX shall survive the termination of this Agreement pursuant to Article X.

                                    ARTICLE X

                                   TERMINATION

                  10.1 Termination Upon Unanimous Agreement. This Governing Agreement may be terminated at any time by the unanimous written consent of the Shareholders.

                  10.2  Termination Upon Failure of Certain  Conditions.  If the
Shareholders fail to consummate all the transactions identified in the Transaction Agreement within six months of the date hereof, this Agreement shall be terminated with no liability to either Shareholder.

                  10.3 Consequences of Termination. Subject to Section 10.2, if this Agreement is terminated, the Shareholders shall either sell Britannia's entire business to a third party in accordance with Section 7.8(b) or submit sealed bids for the purchase of one hundred percent (100%) of the equity in Britannia in accordance with Section 7.8(c).


                                   ARTICLE XI

                                 CONFIDENTIALITY

                  11.1 Confidentiality Obligation. In the event Confidential Information as defined in Section 11.2 hereof is disclosed to either Shareholder or the Parent, such Shareholder or Parent agrees not to disclose such Confidential Information to any other Person without the prior written consent of the owner of such Confidential Information; provided, however, that each such Shareholder or the Parent may, subject to Section 11.3 and if necessary in order to further its business objectives, disclose such Confidential Information to
(i) any of its officers, directors, employees, legal or accounting representatives who has a need to know such Confidential Information and (ii) its investors and investment bankers and such investors' or investment bankers' respective representatives, it being understood that the Party disclosing Confidential Information to any such person shall be liable for any further disclosure of such Confidential Information by such person in a manner inconsistent with the provisions of this Article XI. The restrictions set forth in this

Section 11.1 shall remain in effect until ten (10) years after the date of any termination of this Agreement pursuant to Article X.

                  11.2 Definition of Confidential Information. For purposes of this Agreement, "Confidential Information" shall mean any financial, commercial, technical or other nonpublic information of any Party or any Affiliate thereof, which is disclosed (whether prior to or after the date hereof) to any Party or any Affiliate thereof in connection with the Records Management Business or in connection with the activities of Britannia or any of its Subsidiaries, including without limitation any engineering or other drawings, data bases, computer software, designs, specifications, technical information, know-how, documentation, price books, client lists and service material, of all kinds and in whatsoever form; provided, however, that "Confidential Information" shall not include any information so disclosed if:

                             (i) the recipient of such information shall have had knowledge of such information prior to the date on which such recipient received it from a Party or an Affiliate of a Party;

                             (ii) such information shall have entered the public domain through no fault of such recipient; or

                             (iii) such recipient shall have learned of such information from a third party in such a manner that such recipient reasonably believed that such third party was authorized to disclose such information.

                  11.3 Disclosure Required by Law or Court Order. In the event that any recipient of Confidential Information is required by order of any competent authority or by application of any Law (including, without limitation, any requirement of any U.S. stock exchange or quotation system, Listing Rules of the Stock Exchange or the City Code on Takeovers and Mergers) to disclose any Confidential Information supplied to it by any other Person, the recipient required to make such disclosure shall, in a manner consistent with such Law, promptly notify the other Person or Persons involved so that such Person or Persons may seek an appropriate protective order and/or waive the required recipient's compliance with Section 11.1. In the event that such protective order or other remedy is not obtained, then the recipient or recipients so required to disclose Confidential Information shall furnish only that portion of such Confidential Information that is legally required to be disclosed.

                  11.4 Use of Confidential Information. During the term of this Agreement, any Confidential Information disclosed to a Person permitted to receive such information pursuant to Section 11.1 may be used by such recipient only in connection with the Records Management Business. Nothing in this Agreement shall be construed to grant any additional rights in or licenses to such Confidential Information.

                                   ARTICLE XII

                    ADDITIONAL REPRESENTATION AND OBLIGATIONS

                  12.1   Representation   of  the  Parent.   The  Parent  hereby
represents that as of the date hereof, IM has sufficient funds available to satisfy its equity investment obligations pursuant to Section 4.2 hereof.

                  12.2 Covenant of the Parent. The Parent hereby undertakes to procure that IM or any other Wholly Owned Subsidiary of the Parent that succeeds in title to the Shares held by IM shall satisfy all of its obligations hereunder (other than its obligations under Section 4.2) and comply with all restrictions and limitations applicable to it hereunder.

                  12.3 Indemnification. IM will indemnify and keep indemnified Mentmore for 50.1% of all losses, damages, costs and expenses (including all reasonable legal expenses) arising out of or in respect of the guaranty dated July 22, 1997 granted by Mentmore to the Department of Social Security.

                  12.4 Shareholder Covenant. The Shareholders agree to comply with their respective obligations (if any) under the terms of the share option and sharesave plans referred to in Exhibit J hereto and agree to cooperate in a fair and reasonable manner in relation to the administration of such plans.


                                  ARTICLE XIII

                                  MISCELLANEOUS

                  13.1 Fees and Expenses. Except as specifically provided to the contrary in this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the Party incurring such expenses.

                  13.2 Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the Parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

                  13.3 Survival of Representations and Warranties. Each of the representations and warranties in this Agreement or in any Exhibit, schedule, instrument or other document delivered pursuant to this Agreement shall survive the closing of the transactions contemplated in the Transaction Agreement and shall continue in force thereafter except as limited by Section 9.1(c) of such Transaction Agreement.

                  13.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to IM or the Parent, to:

                             Iron Mountain Incorporated
                             745 Atlantic Avenue, 10th Floor
                             Boston, Massachusetts 02111-2735
                             Attention: Donald P. Richards, Vice President
                             Telephone:        (617) 535-4858
                             Telecopy:         (617) 350-7881

                             with a copy to:

                             Iron Mountain Incorporated
                             745 Atlantic Avenue, 10th Floor
                             Boston, Massachusetts 02111-2735
                             Attention: Garry B. Watzke, Esq.
                             Telephone:        (617) 535-4702
                             Telecopy:         (617) 350-7881


if to Mentmore, to:

                             Mentmore Abbey plc
                             7 Abbey Business Centre
                             Ingate Place
                             London SW8 3NS
                             Attention:  Clive D. Drysdale
                             Telephone:        44-171-720-5067
                             Telecopy:         44-171-498-8342
                             with a copy to:

                             Eversheds
                             10 Newhall Street
                             Birmingham B3 3LX
                             Attention:  Milton N. Psyllides
                             Telephone:        44-121-233-2001
                             Telecopy:         44-121-236-1583

if to Britannia, to:

                             Britannia Data Management Limited
                             7 Abbey Business Centre
                             Ingate Place
                             London SW8 3NS
                             Attention:
                             Telephone:
                             Telecopy:

                             with a copy to:

                  13.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties.

                  13.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein): (a) constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof, and (b) is not intended to confer upon any Person other than the Parties hereto and thereto any rights or remedies hereunder.

                  13.7 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the Parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  13.8 Time of Essence. Subject to Section 7.7(c) hereof, each of the Parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                  13.9 Extension; Waiver. At any time prior to the closing of the transactions contemplated in the Transaction Agreement, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other Parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                  13.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Party, except that each of the Shareholders may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any Wholly Owned Subsidiary; provided any such Wholly Owned Subsidiary must execute a Deed of Adherence in substantially the form of
Exhibit I hereto; and provided, further, that in the event any Wholly Owned Subsidiary to whom such rights, interests or obligations have been assigned ceases to be a Wholly Owned Subsidiary, the rights, interests or obligations assigned to such Wholly Owned Subsidiary must be reassigned either to the relevant Shareholder or another Wholly Owned Subsidiary of the relevant Shareholder (such subsidiary being required to execute a Deed of Adherence in substantially the form of Exhibit I hereto). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns.

                  13.11 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.


                  13.12 Section References. All references to Articles and Sections herein are to the Articles and Sections of this Agreement unless otherwise specified.

                  13.13  Relationship Between the Parties.

                  (a) No provision of this Agreement shall be construed as creating a partnership, agency or fiduciary relationship between any of the Parties.

                  (b) The relationship of the Shareholders to Britannia shall be that of shareholders, except as might otherwise be provided in any other written agreement between one or more of the Shareholders and Britannia. No Shareholder shall act as an agent for or on behalf of Britannia, except as might specifically be provided in any other written agreement between Britannia and such Shareholder. Each Shareholder shall conduct its affairs with regard to third parties so as to avoid the appearance or creation of any other or greater relationship between such Shareholder and Britannia. No Shareholder shall take any action on behalf of or binding on Britannia without the explicit approval and authorization of Britannia.

                  (c) Any agreement entered into by a Party which violates any provision of this Agreement, or is otherwise outside the scope of this Agreement, shall not be binding on the other Party or on Britannia, and only the Party entering into such agreement shall be subject to any liability which might arise therefrom.

                  13.14 Voting. Each Shareholder shall take, and shall cause each member of the Board nominated by it to take, all actions necessary to implement the provisions of this Agreement, except such actions as are indisputably illegal or invalid under applicable law.

                  13.15 News Releases. Each Shareholder agrees that no public release or announcement concerning the execution of this Agreement shall be issued by such Shareholder except in accordance with Section 6.6 of the Transaction Agreement.

                  13.16 Precedence of Agreement. Where the context so requires, the provisions of this Agreement shall have precedence over the provisions of the Articles of Association as amended from time to time.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as a deed on the first date written above.

                                        Executed and delivered as a deed by Mentmore Abbey plc:

                                        Acting  by:


                                        _______________________________________
                                        Chairman: Nicholas Smith


                                        _______________________________________
                                        Director: Clive Drysdale






                                        Executed and delivered as a deed by Iron
                                        Mountain U.K. Ltd:


                                        Acting by:

                                        _______________________________________
                                        Director: Richard Reese


                                        _______________________________________
                                        Vice President:  Donald Richards

                                        Executed and delivered as a deed by Iron
                                        Mountain Incorporated:


                                        Acting by:

                                        _______________________________________
                                        Director


                                        _______________________________________
                                        Director


                                        Executed and delivered as a deed by Britannia Data Management Limited:


                                        Acting by:

                                        _______________________________________
                                        Director


                                        _______________________________________
                                        Director/Secretary